EXHIBIT 10.14


                        ADMINISTRATIVE SERVICES AGREEMENT


     THIS ADMINISTRATIVE SERVICES AGREEMENT ("AGREEMENT"), effective as of January 1, 1998, by and between EUROPEAN MICRO HOLDINGS, INC., a Nevada corporation ("NEVADA"), and EUROPEAN MICRO PLC, a United Kingdom corporation ("UK").

     NOW, in consideration of the mutual covenants and agreements of the parties herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                             SERVICES TO BE PROVIDED


     1.1 Upon the terms and conditions described herein, Nevada shall provide to UK the following administrative services:

     (a) MANAGEMENT INFORMATION AND TELECOMMUNICATION SERVICES. To the extent permitted by the licensing agreements entered into from time to time by Nevada, at the request of UK, Nevada shall process reports and calculations of UK on the computer systems of Nevada, shall provide UK with access to other programs provided by the computer system of Nevada, and shall provide Nevada with sufficient telecommunication services to permit Nevada to maintain and operate its telephone system;

     (b) PERSONNEL. Nevada shall recommend and administer benefit programs and salaries for the employees of UK, and shall recommend and administer policies and guidelines it deems appropriate for the management of employees of UK;

     (c) INSURANCE. Nevada shall recommend insurance policies and coverages on behalf of UK, and shall assist UK in the negotiation and administration of claims with insurance carriers on behalf of UK; and

     (d) LEGAL COUNSELING. Nevada shall provide or make available general legal counseling for UK, including management of litigation in which UK is involved, but only to the extent that to do so would not, in the judgment of Nevada, reasonably be expected to create a conflict of interest under applicable legal ethical guidelines. Nevada shall determine whether, in its judgment, engagement by UK of outside counsel is appropriate and if it so determines, shall engage, direct and review such outside counsel and shall make recommendations to UK as to the settlement of any litigation.

     1.2 The fee for the services provided by Nevada described in Section 1.1 for any fiscal year shall be the Aggregate Cost of such service. As used in this Agreement, the "AGGREGATE COST" of any service for any fiscal year is the cost to Nevada that is allocated in accordance with the internal budgeting procedures of Nevada for such year to the particular service provided to UK. The overall cost for that year of a provided service shall first be determined generally and without regard to whether such service is provided to UK, Nevada and its affiliates or to any other party. A fraction representing the relationship between the reasonably expected demand for


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such service by UK for that fiscal year and the reasonably expected demand for such service by all parties, including, without limitation, UK and Nevada, shall be multiplied times the overall cost yielding the "Aggregate Cost". The parties agree that the Aggregate Cost of any service is their good faith determination of the fair market value of such service. The parties agree that in the event that any tax or assessment (other than any such on income) is required to be paid as a result of the provision of services hereunder, UK shall be solely responsible for the payment of such tax or assessment.

     1.3 Nevada undertakes to provide the services required hereunder with the same degree of care and diligence, and using the same procedures and policies, it uses in providing such services for its own operations. In providing services hereunder, Nevada, and its employees, officers, agents, directors and shareholders, shall not be liable to UK for errors and omissions hereunder except to the extent that such errors and omissions resulted from a violation of its covenant in the immediately preceding sentence. Nothing in this Agreement independently enables or permits Nevada to make executive or operational decisions on behalf of UK.

                                    ARTICLE 2
                             PAYMENT OF COMPENSATION


     2.1 Promptly after the end of each fiscal quarter, Nevada shall calculate all amounts due and payable hereunder for such calendar quarter and shall issue an invoice to UK. UK shall pay the amount required to be paid hereunder within thirty (30) calendar days after receipt of such invoice.

     2.2 Nevada shall keep, at its usual place of business, books and records relating to the payments to be made hereunder containing such true entries as may be necessary or proper to ascertain the amount of payments to be made to Nevada hereunder. At the request and expense of UK, Nevada shall produce, during normal business hours, said books and records and make them available for inspection by duly authorized agents of UK, shall permit such agents to make copies thereof, and shall give such information as may be necessary or proper to enable the amount of payment due hereunder to be ascertained and verified.

                                    ARTICLE 3
                        TERM OF AGREEMENT AND TERMINATION


     3.1 TERM. This Agreement shall become effective as of the date first above written, and shall be effective until terminated by Nevada or UK.

     3.2. TERMINATION FOR CAUSE. Notwithstanding the provisions related to the term of the Agreement, in the event that a party hereto shall commit a material breach under this Agreement, as amended from time to time, and such breach is not remedied within a period of sixty (60) days after receiving written notice of such default from the other party; then the other party (the "NON-DEFAULTING PARTY") may terminate this Agreement without additional liability on ten (10) days advance written notice. The foregoing rights of termination shall be in addition to and not in substitution for any other remedies that may be available to the Non-Defaulting Party, and any exercise of such rights shall not relieve the Defaulting Party from any obligations accrued prior to the date of termination or any liability or damages to the other party for breach of the provision or provisions giving rise to the termination.


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                                    ARTICLE 4
                               GENERAL PROVISIONS


     4.1 OTHER SERVICES. Nothing in this Agreement shall be construed to prohibit Nevada from undertaking to provide additional services to UK not described in this Agreement on terms and conditions (including the fees therefor) satisfactory to each of UK and Nevada.

     4.2 INDEPENDENT PARTIES. Nothing in this Agreement shall be construed as creating a partnership or a joint venture between Nevada and UK, or making either party an agent or employee of the other party, but in all of its operations hereunder Nevada shall be an independent contractor for UK. No employee of Nevada who renders any service hereunder shall be considered, construed or deemed to be an employee of UK as a result thereof.

     4.3 LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement, in no event shall any party be liable to any other party for special, incidental, punitive, exemplary, indirect or consequential damages whether arising under contract, tort (including negligence), warranty, strict liability, or other form of action. The parties to this agreement are the only intended beneficiaries hereof. There are no third-party beneficiaries of this Agreement and nothing herein should be so construed.

     4.4 AGREEMENT TO TAKE NECESSARY AND DESIRABLE ACTIONS. The parties hereto each agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonable or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     4.5 GOVERNING LAW, JURISDICTION, INJUNCTIVE RELIEF. The construction and performance of this Agreement, and of all agreements and documents relating to it, shall be governed by the laws of, and the jurisdiction for any and all litigation and other proceedings, whether legal or equitable, brought pursuant to or in connection with this Agreement shall be, Florida, U.S.A. The parties consent to the personal jurisdiction of the state and federal courts of such state. Either party may bring an action in Florida or another relevant jurisdiction to obtain injunctive or similar relief for any actual or threatened failure of a party to comply with the provisions hereof.

      4.6 SEVERABILITY. In the event any provision hereof is held by a court of competent jurisdiction to violate any applicable law, it shall be deemed null and void to the extent thereof, without affecting the remaining provisions of this Agreement.

     4.7 ASSIGNMENT. This Agreement may not be assigned by either party to any third party(ies) except as otherwise provided herein. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties' successors and assigns. Any attempted or purported assignment in violation of this Agreement shall be deemed null and void AB INITIO.

     4.8 ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding between the parties hereto with respect to the subject matter of this Agreement, and supersedes any other agreement or understanding, written or verbal, that the parties hereto may have had.

     4.9 WAIVER. The failure of either party to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of such provision or of the right of such party thereafter to enforce such provision. Unless otherwise expressly provided


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herein, if the consent of a party is expressly required under this Agreement, that consent may be granted or denied in the sole discretion of the party whose consent is required.

     4.10 AMENDMENT OR MODIFICATION. No amendment or modification of this Agreement, in whole or in part, shall be binding upon the parties unless the same shall be in writing and executed by the appropriate officers of each party.

     4.11 CAPTIONS. The caption headings in this Agreement are for purposes of reference only and are not intended and shall not be construed to have any substantive effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized.


                          EUROPEAN MICRO HOLDINGS, INC.

                            By: /s/ JOHN B. GALLAGHER
                            Name:JOHN B. GALLAGHER
                            Title:CO-CHAIRMAN


                           EUROPEAN MICRO PLC

                             By: /s/LAURENCE GILBERT
                             Name:LAURENCE GILBERT
                             Title: MANAGING DIRECTOR


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